Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Sasol Limited of our report dated 22 September 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Sasol Limited's Annual Report on Form 20-F for the year ended 30 June 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, Republic of South Africa
22 September 2021